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Exhibit 5.2

June 22, 2004

Board of Directors
Xyratex Ltd
Langstone Road
Havant
Hampshire PO9 1SA
United Kingdom

Gentlemen:

        We have acted as counsel for Xyratex Ltd, a Bermuda corporation (the "Company") in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (Registration No. 333-116089), as amended (the "Registration Statement"). The Registration Statement covers options (the "Options") to purchase common shares of the Company. The options will be granted under the Company's 2004 Stock Option Plan (the "2004 Plan") in substitution for options granted by Xyratex Group Limited pursuant to the terms of a scheme of arrangement described in the Registration Statement.

        We have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

        Based on the foregoing and assuming that the Options have been duly authorized by all necessary corporate action of the Company, we are of the opinion that the Options, when executed and delivered by or on behalf of the Company in accordance with the 2004 Plan in the manner contemplated by the Registration Statement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

        This opinion is limited to the laws of the State of California.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,
Heller Ehrman White & McAulliffe LLP

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  Exhibit 5.2